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                                   EXHIBIT 10.32


                                 SURGX CORPORATION

                      CLASS A COMMON STOCK PURCHASE AGREEMENT


       THIS CLASS A COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is made
and entered into as of the       day of July 1997, between SurgX Corporation, a
Delaware corporation (the "Company"), and Iriso Electronics Limited ("Iriso").

       WHEREAS, the Company desires to sell Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333) of its authorized but unissued shares of Series A Common Stock (such shares being sometimes referred to herein as the "Shares") to Iriso for cash consideration of $1.5000015 per share in United States currency in accordance with the terms hereof; and

       WHEREAS, Iriso desires to purchase the Shares from the Company.

       IT IS HEREBY AGREED AS FOLLOWS:

1.0    BASIC TERMS OF PURCHASE AND SALE.

       1.1 PURCHASE AND SALE OF CLASS A COMMON STOCK. Subject to the terms and conditions of this Agreement, Iriso agrees to purchase from the Company, and the Company agrees to sell and issue to Iriso at the Closing, Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333) shares of the Company's authorized but unissued Class A Common Stock for cash at a purchase price equal to $1.5000015 per share, with the aggregate amount to be paid by Iriso at the Closing.

       1.2 CLOSING. The closing with respect to the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of the Company on or about July __, 1997 at 10:00 a.m., or at such other time and place as the Company and Iriso may mutually agree.

       1.3 PAYMENT AND DELIVERY. At the Closing, the Company shall deliver to Iriso a certificate representing the Shares, against delivery to the Company by Iriso of a check payable to the order of the Company in the amount of Five Hundred Thousand Dollars ($500,000) (or such funds may be deposited in the Company's bank account by wire transfer), or any combination thereof.

2.0    REPRESENTATIONS OF IRISO.

       Iriso represents and warrants that:

       2.1 Iriso understands that the Shares are highly speculative and that there can be no assurance as to what return, if any, there may be on its purchase. Iriso has evaluated the risks of making this investment in the Shares, has determined that such investment is consistent with its investment objectives, has the ability to bear the economic risk of such investment and can afford a complete loss of the purchase price of the Shares. Iriso understands that the Company is in the development stage and has little or no revenues and may not have any revenues for a considerable

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period of time, if ever.  Iriso understands further that the Company is a private subsidiary of a public corporation, Oryx Technology Corp., and that the Company is controlled by Oryx Technology Corp.

       2.2 Iriso has made an informed, independent judgment with respect to the desirability of purchasing the Shares from the Company. Iriso has, independently and without reliance upon the Company or any representations or statements made by the Company or its representatives, made its own analysis and decision to acquire the Shares. Iriso has had access to all the books and records of the Company which it deems necessary to make its decision to purchase the Shares.

       2.3 Iriso is acquiring the Shares for its own account for investment purposes only and not with a view to, or for resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Act").

       2.4 Iriso understands that the Shares must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws or unless an exemption from such registration and qualification is applicable to any subsequent transfer. Iriso hereby agrees that the Shares will not be sold without registration under the Act and qualification under applicable state securities laws or exemption therefrom. Iriso understands that the Company has no present plans for registration or qualification of the Shares and that the Company has no obligation to register or to qualify the Shares for any future sale.

       2.5 Iriso understands that the certificates evidencing the Shares to be held by it will bear the legend set forth below and may bear certain additional legends required under applicable state securities law:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (i) IN A TRANSACTION REGISTERED UNDER SAID ACT OR (ii) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT OR ACT IS AVAILABLE AND IS ESTABLISHED TO THE SATISFACTION OF THE ISSUER.

Iriso understands and agrees that any and all share certificates issued by the Company to it in connection with the proposed acquisition may bear the restrictive legends hereinabove described. Iriso further agrees that the Company shall not be liable for any refusal to transfer the Shares upon the books of the Company, except in compliance with the terms and conditions of such restrictions.

       2.6 Iriso further understands that there is no market for the Shares and there may never be a market for the Shares, and that even if a market develops for the Shares, as a result of the foregoing restrictions on transfer and the representations and warranties hereunder, Iriso may not be able to sell or dispose of the Shares, and that Iriso may thus have to bear the risk of its investment in the Shares for a substantial period of time, or forever.

       2.7 Iriso acknowledges that no one is acting as its representative in this acquisition.


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       2.8     Iriso is an "Accredited Investor" as that term is defined in
Section 501(a) of Regulation D promulgated under the Act. Specifically, Iriso is a corporation not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

       2.9 Iriso has carefully considered, and has, to the extent it deems necessary, discussed with the Iriso's own professional legal, tax and financial advisers the suitability of an investment in the Shares for Iriso's particular tax and financial situation, and Iriso has determined that the Shares are a suitable investment.

       2.10 The offer to sell the Shares was directly communicated to Iriso by the Company. At no time was Iriso presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        SurgX Corporation


                                        By: __________________________________
                                               Name:

                                               Title:


                                        Iriso Electronics Limited


                                        By:
                                         _____________________________________

                                          Name:


                                          Title:


                                          Address: